EXHIBIT 99.1

FOR IMMEDIATE RELEASE


     ACCESS INTEGRATED TECHNOLOGIES ENTERS INTO AGREEMENT FOR $4.87 MILLION
                                PRIVATE PLACEMENT


MORRISTOWN, N.J. - JUNE 3, 2004 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (AMEX: AIX) today announced that it has entered into definitive agreements with institutional and other accredited investors relating to a private placement of $4.87 million of securities.

The Company has agreed to sell 1,217,500 shares of Class A common stock at $4.00 per share. Investors will also receive warrants, exercisable upon receipt, to purchase 243,500 shares of Class A common stock at $4.80 per share. In addition, the Company has agreed to issue to the placement agent of the private placement warrants, exercisable upon receipt, to purchase 60,875 shares of its Class A common stock at an exercise price of $4.80 per share. Use of proceeds for the financing will be to fund capital investments and provide working capital. The private placement is subject to customary closing conditions.

"This significant financing will provide the company with the capital needed to continue its rapid expansion," commented Bud Mayo, CEO of ACCESSIT. "With this funding, ACCESSIT can continue advancing its aggressive business plan, one that seeks to capitalize on its unique capabilities to provide technology services for digital cinema," Mayo concluded.

The private placement is being made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of Class A common stock and warrants being issued, and the shares of common stock issuable upon exercise of the warrants, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an early mover in offering a fully managed storage and delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Hollywood Software subsidiary with the innovative digital delivery capabilities of its Digital Media unit to provide the highest level of technology available to service the emerging digital cinema industry.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT has no specific intention to update these statements.

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Contact:

Suzanne Tregenza                          Michael Glickman
ACCESSIT                                  The Dilenschneider Group
55 Madison Avenue                         212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com